CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St. Helier, Channel Island of Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258412, No. 333-262539, No. 333-270786, No. 333-278149 and No. 333-278155) and Form F-3 (No. 333-266888 and No. 333-272030) of Gambling.com Group Limited of our report dated March 20, 2025, relating to the consolidated financial statements of Gambling.com Group Limited, which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 20, 2025